EXHIBIT 10(i)


                                 PROMISSORY NOTE
                                REVOLVING CREDIT


August 1, 2002                                                       $1,430,148
Huntington, New York                                  (Initial Principal Amount)

         FOR THE VALUE RECEIVED, MURRAY UNITED DEVELOPMENT CORPORATION, a Delaware corporation (hereinafter referred to as "Borrower"), having a mailing address at P.O. Box 224, Landing, New Jersey 07850, its successors and/or assigns, promises to pay to the order of ANTHONY CAMPO(together with his successors and/or assigns hereinafter referred to as the "Lender")at 17 Seaforth Lane, Huntington, New York 11743, or at any other address as the Lender may designate, an aggregate principal amount, which as of the date hereof is One Million Four Hundred Thirty Thousand One Hundred Forty-Eight DOLLARS ($1,430,148). Such principal amount has been made in one or more disbursements (the "Disbursements") by Lender to Borrower, or on Borrower's behalf.

         A. This Note evidences the Borrower's indebtedness to Lender for all amounts due and owing as of the data of this Note and supersedes all notes previously delivered by the Borrower to Lender evidencing all or any portion of such indebtedness, including but not limited to the Notes dated April 20, 1994, November 15, 1994, March 24, 1995, October 20, 1995, August 1, 1998, August 1,
2000 and August 1, 2001.

         B. The Parties agree that any additional Disbursements by Lender to Borrower or on Borrower's behalf shall be added to the principal balance due to Lender, with interest to accrue thereon according to the terms and conditions of this Note.

         C. The Parties agree that the Lender may accelerate payment of this
Note in the event of a default by Borrower hereunder. In the event that the Lender should accelerate payment of this Note, the Lender may, without notice or demand, declare the entire principal amount and all unpaid accrued interest thereon immediately due and payable.

         D. Payments on this Promissory Note shall be made at the address of Lender contained above, or at any other place Lender designates in writing from time to time, and shall be made until all of said principal and interest due hereunder shall be paid in full. Interest shall not accrue on any Disbursements until the funds are advanced to Borrower's bank account or to third parties on its behalf.

         E. Borrower shall pay interest at a rate of Seven and One-Half percent (7.5%) per annum on the outstanding principal balance hereunder from the date of of this Note until the last principal payment due under this Note shall be paid. Interest on this Note shall be computed

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on the basis of a 360 day year.

         F. Borrower shall make payments on this Note as follows:

            1. For the period from the date hereof through July 31, 2003 Borrower shall pay accrued interest on the unpaid principal amount outstanding (calculated as aforesaid) quarterly on each November 1, February 1, May 1 and August 1.

            2. The principal amount of this Note shall be due and payable on August 1, 2003.

        G. The Lender shall have the right convert all or any portion of the unpaid principal amount of this Note and/or any accrued and unpaid interest hereon at any time during the term of this Note at the rate of one share of common stock of the Lender for each three-quarters of one cent ($.0075) of the aforesaid principal and/or interest elected to be converted; provided, however, that the maximum number of shares of Common Stock of Borrower that Lender may acquire upon such conversion shall not exceed ninety million (90,000,000) shares. The Lender shall make the election by giving written notice to the Borrower, specifying the dollar amount of principal and/or interest to be converted. Upon receipt of the written notice by Lender, all principal and/or interest specified in such written notice shall be deemed converted into such shares of common stock, and the Borrower's obligation under this Note, to the extent so converted, shall cease to be outstanding.

        H. The parties agree that the Borrower shall not dilute any of the existing stock or issue new stock of MURRAY UNITED DEVELOPMENT CORP. without the written permission of the Lender.

        I. The Lender is authorized to endorse the date and principal amount of each Disbursement made to or on behalf of Borrower, and each payment of principal and/or interest with respect thereto on the Schedule hereto, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed.

        J. The occurrence of any of the following events shall constitute an event of default hereunder, which shall cause the entire unpaid balance of this Note, and accrued interest, to become immediately due and payable without requiring the Lender to make a demand on the Borrower:

            1. If Borrower shall default in the performance of any obligation of the Borrower, including but not limited to the payment of principal and/or interest due upon the Note, for a period of fifteen (15) days after the due date thereof and Lender provides written notice of such default to Borrower;

            2. If Borrower voluntarily suspends the operation of its business;

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            3. If Borrower makes an assignment for the benefit of its creditors;

            4. If Borrower files a voluntary petition under the United States Bankruptcy Code, as amended, or any other federal or state insolvency law, or applies for or consents to the appointment of a receiver, trustee or custodian of all or part of its property;

            5. If Borrower shall submit and file an answer admitting to the jurisdiction of the Court and material allegations of an involuntary petition filed against it under the Bankruptcy Code, as amended, or any other federal or state insolvency law, or fails to have such petition dismissed within 45 days after its filing;

            6. If an order of relief is entered into following the filing of an involuntary petition against the Borrower under the United States Bankruptcy Code, as amended, or any other federal or state insolvency law, or if an order shall be entered appointing a trustee, receiver or custodian of all or part of Borrower's property;

            7. Upon the sale of all or a substantial amount of the assets of Borrower.

  Failure to exercise any of Lender's rights hereunder shall not constitute a waiver of the rights to exercise same in the event of any subsequent default.

         K. Borrower shall reimburse Lender, upon demand, for all costs and expenses incurred in connection with the collection and/or enforcement of this Note, including but not limited to reasonable attorney fees and expenses, whether or not a lawsuit is actually commenced.

         L. Lender agrees that the indebtedness evidenced by this Note is subordinated in right of payment to the prior payment in full of indebtedness of the Borrower to any lender of funds to Borrower if the terms of documentation evidencing any such loan expressly provide that such funds are senior in right of payment to any other borrowed funds of the Borrower ("Senior Indebtedness") , and agrees that such subordination is for the benefit of the holder of the Senior Indebtedness; provided, however, that this Note shall be senior in right of payment to any other unsecured indebtedness (other than for borrowed money) of the Borrower, including, but not limited to trade payables.

         M. In the event that any payment shall be due on a Saturday, Sunday or public holiday, the parties agree that said payment may be made the next succeeding business day.

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         N. The Parties agree that the Borrower has the right to prepay the principal amount of this Note. If Borrower should exercise this option, Lender shall have the right to exercise his option to convert any portion of the unpaid principal prior to prepayment.

         0. No alteration, amendment or waiver of any provision of this Note shall constitute a waiver of any other term hereof, or otherwise release or discharge the liability of Borrower under this Note, unless the Lender shall agree to such alteration, amendment or waiver in writing.

         P. To the fullest extent permitted by law, Borrower hereby waives presentment, demand for payment, notice of dishonor, notice of protest and all other notices or demands of any kind with respect to this Note.

         Q. This Note may not be modified , terminated or discharged, nor shall any waiver hereunder be effective, unless in writing signed by the party against whom the same is asserted. This Note shall be construed in accordance with and governed by the laws of the State of New York.

         R. If any term of this Note conflicts with law, the parties agree that all other terms of this Note shall remain in effect without the conflicting term. This means that any of the terms of the this Note that conflict with the law may be separated from the remaining terms, and the remaining terms will still be enforced.


                                        MURRAY UNITED DEVELOPMENT CORPORATION


                                              By: /S/DWIGHT FOSTER
                                              ----------------------------
                                              Dwight Foster
                                              Chief Executive Officer











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